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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Tyco International Ltd. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated July 29, 1999, with respect to the consolidated financial statements of Mallinckrodt Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP


St. Louis, Missouri
August 8, 2000